Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on the Post-Effective Amendment to Form SB-2 on Form S-3 of Harbin Electric, Inc. of our report dated March 16, 2006 on our audit of the financial statements of Harbin Electric, Inc. and subsidiaries as of December 31, 2005 and the results of their operations and cash flows for the year ended December 31, 2005, and the reference to us under the caption “Experts”.

Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
December 10, 2007